                                                                   EXHIBIT 10.12



G. HOWARD ASSOCIATES, INC.



                                                            800 Fifth Avenue
                                                            New York, NY 10021
Mr. Gary Horowitz
The Recovery Network
1411 5th Street Suite 200
Santa Monica, CA 90401
                                                            December 7, 1998

Dear Gary:

        We are writing this letter (the "Letter Agreement") to confirm our understanding that G. Howard Associates, Inc. ("Howard") has been retained by The Recovery Network ("RNet" or the "Company") to represent the Company, on an exclusive basis with respect to certain investors Howard has identified ("Howard's Investors"), in connection with capital raising for RNet. Howard will act as RNet's financial advisor for a period of one year, in all negotiations leading to the possible purchase of a portion of RNet's capital stock or otherwise by Howard's Investors (the "Transaction").

        For purposes of this Letter Agreement, RNet shall be subject to a fee (the "Fee"), payable to Howard in the event of a Transaction with Howard's Investors. Howard's Investors currently include: Grady & Hatch; Liberty Media; George Soros; Time Warner; Paul Allen's Vulcan Venturess and the Mashantucket Pequots. Howard and RNet agree that Howard may present, in writing, additional investors to RNet for inclusion as Howard's Investors and upon acceptance by RNet will be subject to a Fee.

        In November of 1998, RNet initiated discussions with Howard concerning their interest in and their willingness, to represent RNet in the Transaction. Howard has met on several occasions with RNet, and has produced a list of Howard's Investors for the placement of the Transaction. Howard will act as RNet's financial advisor during the period to place the equity interest in RNet with Howard's Investors. In their capacity as financial advisor to RNet, Howard will assist, as needed in all matters necessary to result in a successful closing of the Transaction.

        For our services, it is agreed that RNet will pay, or cause to be paid, a cash Fee equal to the 6% (six percent) of the total consideration received by RNet and to reimburse Howard for its out-of-pocket expenses.

        The Fee shall be payable to Howard in cash upon closing of any portion of the Transaction.

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G. HOWARD ASSOCIATES, INC.


Mr. Gary Horowitz
December 7, 1998
page two


        The aggregate consideration shall be deemed to be the total amount received by RNet upon consummation of the Transaction. The aggregate consideration paid shall be deemed to include those amounts paid in cash, notes, stock or other evidence of indebtedness, in connection with the Transaction. Should a portion of the aggregate consideration be in the form of an "earn-out", Howard agrees that only the initial face value paid in consideration of the earn-out shall be subject to the Fee. In the event that the consideration is paid in whole or in part in the form of securities, the value of such securities, for purposes of calculating our Fee, shall be the face value thereof.

        This authorization may be terminated by the Company or Howard, at any time with or without cause, upon written advice to that effect to the other party. Howard shall be entitled to its full compensation that would have been payable under this Letter Agreement in the event a Transaction between the Company is consummated prior to the expiration of two years after termination of this authorization.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this Letter Agreement enclosed.


                                             Sincerely,


                                             By: /s/ GEORGE H. HENRY
                                                 -------------------------------
                                                 George H. Henry
                                                 G. Howard Associates, Inc.


Agreed to and Accepted:

        The Recovery Network


        /s/ GARY HOROWITZ                    Date:     12-14-98
        -------------------------------           -------------------
        By: Gary Horowitz

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G. HOWARD ASSOCIATES, INC.


                                                            800 Fifth Avenue
                                                            New York, NY 10021

Mr. William D. Moses
Chairman
The Recovery Network
1411 5th Street Suite 200
Santa Monica, CA 90401

                                                            April 11, 1999

Dear Bill:

        We are writing this letter (the "Letter Agreement") to confirm our understanding that G. Howard Associates, Inc. ("Howard") has been retained by The Recovery Network ("RNet" or the "Company") to represent the Company, on an exclusive basis with respect to; a) the sale of the Company's 20% ownership in RecoveryNet Interactive ("RI Sale"); and b) the settlement with certain creditors identified by the Company, ("Howard's Creditors"), in connection with RI Sale and the settling of RNet's obligations to Howard's Creditors ("RNet's Debts") and; c) assistance, on a best efforts basis, in raising $300,000 of additional capital. Howard will act as RNet's financial advisor for a period of two months, in all negotiations leading to the possible settlement of all, or a portion, of RNet's Debts owed Howard's Creditors by full payment, payment in part, forgiveness and, or the issuance of capital stock (collectively a "Transaction").

        For purposes of this Letter Agreement, RNet shall be subject to a fee (the "Fee), payable to Howard in the event of a Transaction with Howard's Creditors. The current list of Howard's Creditors are listed in the attached Exhibit A. Howard and RNet agree that Howard may be given additional creditors by RNet for inclusion as Howard's Creditors.

        During April 1999 Howard has been in discussion with a prospective buyer concerning the purchase of RI Sale which has resulted in an $850,000 cash offer. The Company has expressed interest in accepting such an offer, contingent on a satisfactory resolution, with Howard's Creditors. On April 9, 1999, RNet and Howard have produced a list of Howard's Creditors for the Transaction (see Exhibit A attached). Howard will act as RNet's financial advisor during the next two month period to settle RNet's Debts and accept the purchase of RI Sale. In their capacity as financial advisor to RNet, Howard will assist, as needed in all matters necessary to result in a successful closing of a Transaction.

        For our services, it is agreed that RNet will pay, or cause to be paid, a Fee of; 1) 900,000 newly issued common shares of RNet common stock; 2) reduce all warrants held by Howard, and, or George H. Henry, to $.43 per warrant, ("Warrant Reduction") and; 3) will reimburse Howard for its out-of-pocket expenses.

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G. HOWARD ASSOCIATES, INC.


Mr. William D. Moses
April 11, 1999
page two


        The Warrant Reduction shall be made upon acceptance of this Letter Agreement. The Fee shall be paid to Howard in RNet common stock at the closing of the Transaction. The Company will reimburse Howard for any out-of-pocket cash expenses.

        This authorization may be terminated by the Company or Howard, at any time with or without cause, upon written advice to that effect to the other party. Howard shall be entitled to its full compensation that would have been payable under this Letter Agreement in the event a Transaction between the Company is consummated prior to the expiration of six months after termination of this authorization.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this Letter Agreement enclosed.


                                             Sincerely,


                                             By: /s/ GEORGE H. HENRY
                                                 -------------------------------
                                                 George H. Henry
                                                 G. Howard Associates, Inc.


Agreed to and Accepted:

        The Recovery Network


        /s/ WILLIAM D. MOSES                 Date:     4/15/99
        -------------------------------           -------------------
        By: William D. Moses

G. HOWARD ASSOCIATES, INC.


                                    EXHIBIT A

        1.      American Express
        2.      Arthur Andersen
        3.      Bowne
        4.      Bradshaw Cassettes
        5.      Business Wire
        6.      Cahners Business Information
        7.      Co-op Temporary Services
        8.      Colonial Pacifid Leasing
        9.      CS Associates
        10.     CT & C
        11.     CyberMotion
        12.     Dystar Television, Inc.
        13.     Excelsior
        14.     Flower Box
        15.     Galanty & Company, Inc.
        16.     Geneen Roth & Associates, Inc.
        17.     Great North International, Inc.
        18.     Greenberg, Glusker, Fields, Claman & Machtinge
        19.     Group W Network Services
        20.     Hall Dickler Kent Friedman & Wood LLP
        21.     Holme Roberts & Owen, LLP
        22.     Horizon Consulting Group
        23.     Horizon Film and Video
        24.     Kaleidoscope Entertainment, Inc.
        25.     KCSA
        26.     Kinkos
        27.     Levine Thall Plotkin & Menin, LLP
        28.     MCI-LD
        29.     Micro System Warehouse
        30.     Millennium Broadway
        31.     NASDAQ Stock Market
        32.     Omni Offices
        33.     OTOL
        34.     Parker, Chapin, Flattau, & Klimpl, LLP
        35.     Planet Pictures
        36.     Printing Palace
        37.     R.R. Bowker
        38.     Rubenstein Associates. Inc.
        39.     Sahn, Mitchell
        40.     Santa Monica Video, Inc.
        41.     Scientific Atlanta
        42.     Sovereign Ventures
        43.     Sprint
        44.     Stapleton Communications, Inc.
        45.     University of Florida
        46.     Varied Directions, Inc.
        47.     VCI Communications, Inc.
        48.     Wyland Group
        49.     Zia Film Distribution, LLC
        50.     Autost Anstalt Schaan
        51.     Balmore Funds
        52.     Zakeni Ltd
        53.     Sargon Fund
        54.     William Moses Marital Trust II
        55.     Peter Graf
        56.     Highborough
        57.     Stephen Richmond
        58.     Gerhardt Waldschudt
        59.     Janice Gold
        60.     Rob Gordon